Exhibit 23.4

Consent of Independent Certified Public Accountants

We have issued our report dated January 22, 2003 (except for Note 22, as to which the date is December 12, 2003) accompanying the consolidated financial statements of Newton Financial Corporation and its subsidiaries appearing in this Registration Statement and Proxy Statement/Prospectus. We consent to the inclusion in this Proxy Statement/Prospectus and to the use of our name as it appears under the caption “Experts”.

/s/    Nisivoccia & Company LLP

Newton, New Jersey

January 23, 2004